Exhibit 10.18

HOMESTREET, INC.

DIRECTOR/OFFICER INDEMNIFICATION AGREEMENT

[NAME OF INDEMNITEE]

[                         ]

HOMESTREET, INC.

DIRECTOR INDEMNIFICATION AGREEMENT

This [Director/Officer] Indemnification Agreement (this “Agreement”) has been made and executed this              by and between HomeStreet, Inc., a Washington corporation (the “Company”), and             , an individual resident of              (the “Indemnitee”).

WHEREAS, it is essential for the Company to retain and attract as [directors/officers] the most capable persons available;

WHEREAS, Indemnitee [is currently serving][has agreed to serve] as a [director/officer] of the Company;

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors of companies in today’s environment;

WHEREAS,              of the Bylaws of the Company (the “Bylaws”), as currently in effect, requires the Company to indemnify and advance expenses to its directors to the full extent permitted by law and the Indemnitee [has been serving and continues to serve][has agreed to serve] as a director of the Company in part in reliance on such provisions;

WHEREAS, in recognition of the Indemnitee’s need for substantial protection against personal liability in order to enhance the Indemnitee’s continued service to the Company in an effective manner, the Indemnitee’s reliance on the aforesaid Bylaw provisions, and, in part, to provide the Indemnitee with specific contractual assurance that the protection provided by the Bylaws will be available to the Indemnitee (regardless of, among other things, any amendment to or revocation of such Bylaws or any change in the composition of the Company’s Board of Directors or any Change of Control the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to the Indemnitee to the fullest extent (whether partial or complete) permitted by law, and, to the extent insurance is maintained, for the continued coverage of the Indemnitee under the Company’s directors’ and officers’ liability insurance policies; and

WHEREAS, the Board of Directors of the Company has determined that (i) it is essential to the best interests of the Company’s stockholders that the Company act to assure such persons that there will be increased certainty of such protection in the future, and that (ii) it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law as provided in this Agreement so that they will continue to act in their capacity as directors of the Company free from undue concern that they will not be so indemnified.

NOW THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Indemnitee, intending to be legally bound hereby, agree as follows:

SECTION 1. Indemnification. The Company hereby irrevocably agrees to indemnify the Indemnitee to the fullest extent permitted by applicable Washington law, as in effect from time to time. Without diminishing the scope of the indemnification provided by this Section, the rights of indemnification of the Indemnitee provided hereunder shall include, but shall not be limited to, those rights hereinafter set forth in this Agreement, except that no indemnification shall be available to the Indemnitee:

A.	on account of (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or similar provisions of any other federal, state or other statutory law or common law, or (ii) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act),

B.	on account of conduct of the Indemnitee which is finally adjudged by a court of competent jurisdiction to have been knowingly fraudulent or to constitute willful misconduct;

C.	in circumstances where payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision;

D.	in any circumstance where such indemnification is expressly prohibited by applicable law; or

E.	in connection with any Proceeding (or part thereof) initiated by the Indemnitee, or any Proceeding by the Indemnitee against the Company or its directors, officers, employees or other Indemnitees, (i) unless (x) such indemnification is expressly required to be made by law, (y) the Proceeding was authorized by the Board of Directors of the Company, or (z) such indemnification is provided by the Company in its sole discretion, pursuant to the powers vested in the Company under applicable law, or (ii) except as provided in Sections 9 and 13 hereof.

SECTION 2. Actions Other Than by or in the Right of the Company. The Indemnitee shall be entitled to the indemnification rights provided in this Section 2 if the Indemnitee was or is a party or is threatened to be made a party to any Proceeding, other than an action by or in the right of the Company, arising out of or relating to any Indemnifiable Claim. Pursuant to this Section 2, the Indemnitee shall be indemnified against all Expenses, judgments, penalties, fines and amounts paid in settlement which were actually and reasonably incurred by such person in connection with such Proceeding unless it is finally determined by a court of competent jurisdiction that the Indemnitee did not act in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or Proceeding, if the Indemnitee had no reasonable cause to believe the Indemnitee’s conduct was unlawful.

For purposes of this Agreement, the following terms have the meanings ascribed to them below:

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the Power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Certificate” means the Certificate of Incorporation of HomeStreet, Inc., as in effect on the date hereof, and as subsequently amended.

“Expenses” means all expenses and other costs incurred by or on behalf of an Indemnitee, including, without limitation, all attorneys’ fees, retainers, deposits and other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness in or participate in, any Proceeding relating to any Indemnifiable Claim.

“Indemnifiable Claim” means any event or occurrence, whether occurring prior or after the date of this Agreement, related to or arising out of the fact that the Indemnitee is or was a director, officer, employee or agent of the Company or predecessor Person, or is or was serving at the request of the Company as a director, officer, employee or agent or fiduciary of any other entity, including, but not limited to, another corporation, partnership, joint venture or trust, or by reason of any act or omission by the Indemnitee in any such capacity.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust or unincorporated organization, or government or any agency or political subdivision thereof.

“Proceeding” shall mean any threatened, pending or completed action, suit, arbitration, mediation or proceeding, appeal of any of the foregoing or any inquiry or investigation, whether instituted by the Company or any other party, that the Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative or investigative in nature and whether formal or informal.

SECTION 3. Actions by or in the Right of the Company. The Indemnitee shall be entitled to the indemnification rights provided in this Section 3 if the Indemnitee was or is a party or is threatened to be made a party to any Proceeding brought by or in the right of the Company to procure a judgment in its favor arising out of or relating to any Indemnifiable Claim. Pursuant to this Section 3, the Indemnitee shall be indemnified against all Expenses and amounts paid in settlement actually incurred by the Indemnitee in connection with such Proceeding, unless it is finally judicially determined that the Indemnitee did not act in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to be the best interests of the Company; provided, however, that no such indemnification shall be made in respect of any claim, issue, right or matter as to which applicable law expressly prohibits such indemnification by reason of any adjudication of liability of the Indemnitee to the Company or in connection with any other Proceeding charging improper personal benefit to the Indemnitee in which the Indemnitee was adjudged liable on the basis that personal benefit was improperly received by the Indemnitee, unless and only to the extent that the applicable District Court of the State of Washington or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnify for such expenses and costs which such court shall deem proper.

SECTION 4. Additional Indemnity. In addition to the indemnification provided in Sections 1, 2 and 3 of this Agreement, the Company shall, and hereby does, irrevocably agree to indemnify and hold harmless the Indemnitee against all Expenses, judgments, penalties, fines and amounts paid in settlement actually incurred by the Indemnitee or on the Indemnitee’s behalf if, in connection with any Proceeding arising out of or related to an Indemnifiable Claim, including, without limitation, all liability arising out of negligence or active or passive wrongdoing of the Indemnitee unless it is finally judicially determined by a court of competent jurisdiction that such indemnification is unlawful.

SECTION 5. Indemnification for Expenses and Costs of Successful Party. Notwithstanding the other provisions of this Agreement, to the extent that the Indemnitee has served on behalf of the Company as a witness or other participant in any claim, action or Proceeding, or has been successful, on the merits or otherwise, in defense of any action, suit or Proceeding referred to in Sections 1 through 4 hereof, or in defense of any claim, issue or matter therein, including, but not limited to, the dismissal of any action without prejudice, such Indemnitee shall be indemnified against all Expenses incurred by the Indemnitee in connection therewith.

SECTION 6. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, costs, judgments, fines and amounts paid in settlement actually incurred by the Indemnitee in connection with any Proceeding, but is not entitled to indemnification for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such Expenses, costs, judgments, penalties, fines and amounts paid in settlement actually incurred by the Indemnitee to which the Indemnitee is entitled. Without limiting the generality of the foregoing, if any Proceeding is brought against the Indemnitee in the Indemnitee’s capacity as a director, officer, or employee and as a shareholder or as a director officer, employee or agent of any shareholder or other person, the presumption shall be that recovery is sought by reason of the Indemnitee’s status as a director, officer or employee of the Company.

SECTION 7. Determination of Entitlement to Indemnification. It is the intention of the parties that this Agreement provide the Indemnitee with rights to indemnification that are as favorable as may be permitted by Washington law and the public policy of the State of Washington. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event that there is any question as to whether the Indemnitee is entitled to indemnification under this Agreement.

(a) To obtain indemnification under this Agreement, the Indemnitee shall submit to the Company a written request for indemnification, including an identification of the action, Proceeding or claim giving rise to such request. In addition, at the request of the Company, the Indemnitee shall also provide such other documentation and information as is reasonably requested by the Company and which is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. The Secretary or Assistant Corporate Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification. Any Expenses incurred by the Indemnitee in connection with the Indemnitee’s request for indemnification hereunder shall be borne by the Company.

(b) Upon written request by the Indemnitee for indemnification under Section 7(a), the entitlement of the Indemnitee to indemnification pursuant to the terms of this Agreement shall be determined by the following person or persons, who shall be empowered to make such determination: (a) in the event that no Change of Control (as defined in Section 10 below) has occurred, by (i) the Board of Directors of the Company or a duly designated committee of the Board of Directors of the Company to whom such authority has been delegated, by a majority vote of a quorum consisting of Disinterested Directors; or (ii) if such a quorum is not obtainable or, even if obtainable, if either the Board of Directors, by the majority vote of Disinterested Directors, or the Indemnitee, by notice to the Company, so elects, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee and (b) in the event that a Change of Control has occurred, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee. The term “Disinterested Director” means a Director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is being sought by the Indemnitee. The term “Independent Counsel” means a law firm with a reputable corporate governance practice or a member of such a law firm that neither is presently nor in the past five years has been retained to represent: (i) the Company or the Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s right to indemnification under this Agreement.

(c) If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(b) hereof, the Independent Counsel shall be selected by the Indemnitee. The Indemnitee shall notify the Company in writing of the identity of the

Independent Counsel so selected. The Company may, within 10 days after such written notice of selection shall have been given, deliver to the Indemnitee a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements for serving as Independent Counsel as set forth in Section 7(b), and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 7(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the applicable District Court of the State of Washington or other court of competent jurisdiction for resolution of any objection which shall have been made to the Indemnitee’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under this Agreement hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to this Agreement, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 7(c), regardless of the manner in which such Independent Counsel was selected or appointed.

(d) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(e) The Indemnitee shall be deemed to have acted in good faith if the Indemnitee’s action is based on the records or books of account of the Company, including financial statements, or on information supplied to the Indemnitee by the officers of the Company in the course of their duties, or on the advice of legal counsel for the Company or on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company. In addition, the knowledge and/or actions, or failure to act, of any other director, or of any officer, agent or employee of the Company shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 7(e) are satisfied, it shall in any event be presumed that the Indemnitee has at all times acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(f) If the person, persons or entity empowered or selected under Section 7 to determine whether the Indemnitee is entitled to indemnification shall not have made a determination within 45 days after receipt by the Company of the written request therefore, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be entitled to such indemnification absent a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or a prohibition of such indemnification under applicable law; provided, however, that such 45-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto. Pending any such determination, the Company shall advance Expenses as provided in Section 8, subject to the undertaking set forth in Section 8 to repay such amounts if it is ultimately determined that the Indemnitee is not entitled to indemnification hereunder.

(g) The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Proceeding to which the Indemnitee is a party is resolved in any manner other than by adverse judgment against the Indemnitee (including, without limitation, settlement of such Proceeding with or without payment of money or other consideration) it shall be presumed that the Indemnitee has been successful on the merits or otherwise in such Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. In addition, the termination of any Proceeding by judgment, order, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself: (a) create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or Proceeding, that the Indemnitee had reasonable cause to believe that the Indemnitee’s conduct was unlawful; or (b) otherwise adversely affect the rights of the Indemnitee to indemnification, except as may be provided herein.

(h) Notwithstanding anything to the contrary in this Agreement, the Indemnitee will not be entitled to any indemnification, including but not limited to advancement of expenses, if payment of such indemnification would be prohibited by, or not authorized in manner provided by, applicable law, regulation, rule, order or interpretation, including without limitation Section 18(k) of the Federal Deposit Insurance Act or 12 CFR Part 359.

SECTION 8. Advancement of Expenses and Costs. All Expenses actually incurred by the Indemnitee shall be paid by the Company in advance of the final disposition of such action, suit or Proceeding, if so requested by the Indemnitee, within 20 days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances. The Indemnitee may submit such statements from time to time. The Indemnitee’s entitlement to such expenses shall include those incurred in connection with any Proceeding by the Indemnitee seeking an adjudication or award in arbitration pursuant to this Agreement. Such statement or statements shall reasonably evidence the expenses and costs incurred by the Indemnitee in connection therewith and shall include or be accompanied by (a) a written affirmation of the Indemnitee’s good faith belief that the Indemnitee has met the standard of conduct described in RCW 23B.08.510, and (b) an undertaking by or on behalf of the Indemnitee to repay such amount if it is ultimately determined that the Indemnitee is not entitled to be indemnified against such expenses and costs by the Company pursuant to this Agreement or otherwise. Any such repayment obligation shall be unsecured and shall be interest free. In addition, in the event that a Change of Control has occurred, the Company shall, upon the request of the Indemnitee, deposit in an escrow account with a financial institution reasonably satisfactory to the Indemnitee an amount equal to the Expenses reasonably projected by counsel to the Indemnitee to be incurred over the next six months in connection with defending, or investigating or preparing to defend, any Proceeding with respect to which the Indemnitee is entitled to indemnification or advancement of Expenses, and shall, from time to time upon request of the Indemnitee replenish the amount of such escrow deposit so that, after the date of such additional deposit, the amount of such escrow account is at least equal to such reasonably projected Expenses over the ensuing six month period.

SECTION 9. Remedies of the Indemnitee in Cases of Determination not to Indemnify or to Advance Expenses. In the event that a determination is made that the Indemnitee is not entitled to indemnification hereunder or if payment has not been timely made or if Expenses are not timely advanced pursuant to Section 8, the Indemnitee shall be entitled to a final adjudication following a determination of entitlement to indemnification pursuant to Section 7 in an appropriate court of the State of Washington or any other court of competent jurisdiction of the Indemnitee’s entitlement to such indemnification or advance. Alternatively, the Indemnitee may, at the Indemnitee’s option, seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, such award to be made within 60 days following the filing of the demand for arbitration. The Company shall not oppose the Indemnitee’s right to seek any such adjudication or award in arbitration or any other claim. Such judicial Proceeding or arbitration shall be made de novo and the Indemnitee shall not be prejudiced by reason of a determination (if so made) that the Indemnitee is not entitled to indemnification. If a determination is made or deemed to have been made pursuant to the terms of Section 7 hereof that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination and shall be precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable. The Company further agrees to stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary. If the court or arbitrator shall determine that the Indemnitee is entitled to any indemnification hereunder, the Company shall pay all reasonable expenses (including attorneys’ fees) and costs actually incurred by the Indemnitee in connection with such adjudication or award in arbitration (including, but not limited to, any appellate Proceedings).

SECTION 10. Change of Control.

(a) A “Change of Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the total voting power represented by the Company’s then outstanding Voting Securities (as defined below), or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all the Company’s assets. The term “Voting Securities” means any securities of the Company that vote generally in the election of directors.

(b) The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control) then with respect to all matters thereafter arising concerning the rights of the Indemnitee to indemnity payments and Expense advances under this Agreement or any other agreement, Company Bylaw or provision in the Certificate now or hereafter in effect relating to claims for Indemnifiable Events, the Company shall seek legal advice only from Independent Legal Counsel selected by the Indemnitee. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

SECTION 11. Non-Exclusivity; Insurance.

(a) The indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may now or in the future be entitled under any provision of the Certificate or Bylaws of the Company, any vote of stockholders or Disinterested Directors, any provision of law or otherwise. No amendment, or alteration of this Agreement or of any provision hereof shall limit or restrict any right of the Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee prior to such amendment or alteration. To the extent that a change in the Washington Business Corporation Act, RCW Chapter 23B, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Certificate, Bylaws and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves at the request of the Company, the Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, agent or fiduciary under such policy or policies. If, at the time of the receipt of a notice of a Proceeding pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

SECTION 12. Additional Provisions Regarding Third Party Indemnification of the Indemnitee. The Company acknowledges that the Indemnitee may be entitled to, or may be provided, indemnification by another Person (a “Third Party Indemnitor”) in respect of the Indemnitee’s service as a director or officer for Expenses, judgments, penalties, fines and amounts paid in settlements with respect to an Indemnifiable Claim for which the Indemnitee is also entitled to seek indemnification hereunder (the “Company Indemnified Expenses”). The Company acknowledges and agrees that, as between the Company and its subsidiaries, on the one hand, and the Third Party Indemnitor and its Affiliates (other than the Company and its subsidiaries), on the other hand, the Company shall be primarily liable to the Indemnitee with respect to any Company Indemnified Expenses and any liability of the Third Party Indemnitor or its Affiliates to the Indemnitee shall be secondary liability. In recognition of the primary liability of the Company, the Company agrees that, in the event that the Third Party Indemnitor or any of its Affiliates pays any Company Indemnified Expenses to or on behalf of the Indemnitee, reimburses the Indemnitee for any Company Indemnified Expenses paid by the Indemnitee or advances amounts to the Indemnitee (including by way of any loan) for the payment of Company Indemnified Expenses, then (i) the Company shall pay to the Third Party Indemnitor any amounts so paid, reimbursed or advanced, to the extent that the Indemnitee would have been entitled to indemnification of such Company Indemnified Expenses and (ii) the Third Party Indemnitor shall be subrogated to all of the rights of the Indemnitee with respect to any claim that the Indemnitee could have brought against the Company or any subsidiary with respect to any Company Indemnified Expenses that have been paid, reimbursed or advanced to or on behalf of the Indemnitee. All such payments to the Third Party Indemnitor shall be made within 5 business days of the receipt by the Company of written notice from the Third Party Indemnitor of such payment, reimbursement or advance, accompanied by documentation showing, in reasonable detail, the Company Indemnified Expenses so paid, reimbursed or advanced by the Third Party Indemnitor or any of its Affiliates. The Third party Indemnitor shall be an express third party beneficiary of this Agreement and the Company agrees, upon request of the Indemnitee or the Third Party Indemnitor, to enter into an agreement with the Third Party Indemnitor evidencing this agreement. The Company shall also reimburse the Third Party

Indemnitor and its Affiliates for all expenses, including legal expenses, incurred in enforcing this Section 12 or any other applicable portion of this Agreement.

SECTION 13. Attorneys’ Fees and Other Expenses to Enforce Agreement. In the event that the Indemnitee is subject to or intervenes in any Proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce the Indemnitee’s rights under, or to recover damages for breach of, this Agreement, the Indemnitee, if the Indemnitee prevails in whole or in part in such action, shall be entitled to recover from the Company and shall be indemnified by the Company against any actual Expenses reasonably incurred by the Indemnitee in connection therewith.

SECTION 14. Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) 20 years after the Indemnitee has ceased to serve as a director, officer, employee, agent or fiduciary of the Company or to serve at the request of the Company as a director, officer, employee, agent or fiduciary of any other entity, including, but not limited to, another corporation, partnership, joint venture or trust, and (b) the final termination of all pending or threatened Proceedings to which the Indemnitee may be subject by reason of the fact that such Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of any other entity, including, but not limited to, another corporation, partnership, joint venture or trust, or by reason of any act or omission by the Indemnitee in any such capacity. The indemnification provided under this Agreement shall continue as to the Indemnitee even though the Indemnitee may have ceased to be a director or officer of the Company. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnitee and the Indemnitee’s spouse, successors, assigns, heirs, devisees, executors, administrators or other legal representatives.

SECTION 15. Severability. If any provision or provisions of this Agreement shall be held invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, but not limited to, all portions of any Sections of this Agreement containing any such provision held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, but not limited to, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifest by the provision held invalid, illegal or unenforceable.

SECTION 16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought shall be required to be produced to evidence the existence of this Agreement.

SECTION 17. Captions. The captions and headings used in this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

SECTION 18. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

SECTION 19. Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand with receipt acknowledged by the party to whom said notice or other communication shall have been directed or if (ii) mailed by certified or registered mail, return receipt requested, with postage prepaid, on the date shown on the return receipt:

If to the Indemnitee, at the address set forth on the signature page hereof.

If to the Company, to:

HomeStreet, Inc.

601 Union Street, Suite 2000

Seattle, WA 98101

Attention: _______________

Telephone: _______________

Facsimile: _______________

With a copy (which copy shall not constitute notice) to:

Davis Wright Tremaine LLP

Suite 2200

1201 Third Avenue

Seattle, Washington 98101-3045

Attention: Marcus J. Williams

Telephone: (206) 622-3150

Facsimile: (206) 757-7700

or to such other address as may be furnished to the Indemnitee by the Company or to the Company by the Indemnitee, as the case may be.

SECTION 20. Governing Law; Venue. The parties hereto agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Washington, applied without giving effect to any conflicts-of-law principles. The parties hereto irrevocably and unconditionally agree that any suit or proceeding arising out of or relating to this Agreement will be tried either in (i) the Federal district court in the State in which the Indemnitee resides, or (ii) the Federal courts in the State of Washington; provided that, if such courts do not have subject matter jurisdiction, such suit or proceeding will be tried in any State court located either in the State in which the Indemnitee resides or in the State of Washington, as appropriate, and the parties agree to submit to the jurisdiction of, and to venue in, such courts; provided further, that, if the suit or proceeding relates to already pending litigation, then venue shall be proper, and the parties agree to submit to the jurisdiction of, and to venue in, the jurisdiction in which such pending litigation has been brought.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties has executed this Agreement as of the date first above written.

HOMESTREET, INC.

By:
Name:
Title:

INDEMNITEEE:

Name:

Address for Notices:

With a copy (which copy shall not constitute notice) to: